Filed Pursuant to Rule 433

Registration No. 333-180488

Dear Client,

Thank you for your interest in Market-Linked Investments (“MLI”). Merrill Lynch has created this MLI Performance Summary to provide transparency regarding the historical performance of regularly-issued types of MLIs which have matured or been automatically redeemed over the last ten years. These results are displayed on a deal-by-deal basis, to provide you the ability to consider how these investments performed relative to the performance of the underlying linked asset. The summary is organized by MLI product type, with product performance summaries at the end of each respective section.

When used as a complement to traditional investments (e.g., mutual funds, ETFs, individual securities, professional money managers, etc.) within core asset classes, MLIs may deliver significant value as a way to mitigate downside investment risk in volatile markets, enhance asset class performance in low return markets, or a combination of both.

We hope that this MLI Performance Summary helps promote understanding of MLI performance in a variety of market environments over the past ten years. This presentation is historical and is provided for informational and educational purposes only. Past performance may not be indicative of future performance.

We encourage you to read the entire summary, including the methodology, important considerations and risk factors that are set forth in the summary. And before investing in any MLI, you should consult with your financial advisor and you should carefully read the related prospectus or other offering document, including the risk factors, to determine if that investment is right for you given your investment objectives, need for liquidity and other factors.

Merrill Lynch Wealth Management makes available products and services offered by Merrill Lynch, Pierce, Fenner & Smith Incorporated, a registered broker-dealer and member SIPC, and other subsidiaries of Bank of America Corporation.

Investment products:

Are Not FDIC Insured

Are Not Bank Guaranteed

May Lose Value

MARKET DOWNSIDE PROTECTION

ENHANCED INCOME

MARKET ACCESS

ENHANCED RETURN

Table of Contents

Overview 4

Important Considerations 5

Product Performance 6–33

Accelerated Return Notes® (ARNs®) 6

Bear Accelerated Return Notes® (Bear ARNs®) 14

Leveraged Index Return Notes® (LIRNs®) 16

Capped Leveraged Index Return Notes® (Capped LIRNs®) 17

Market-Linked Step Up Notes 20

Strategic Accelerated Redemption Securities® (STARS®) 22

Bear Strategic Accelerated Redemption Securities® (Bear STARS®) 26

Market Index Target–Term Securities® (MITTS®) 27

STEP Income Securities® (STEPS®) 32

Risk Factors 34

3

OVERVIEW

THE PURPOSE OF THIS PERFORMANCE SUMMARY is to illustrate the performance of Market-Linked Investments (“MLIs”) when compared to the assets to which they are linked (“Linked Assets”). This performance summary includes 809 MLIs, issued by Bank of America Corporation, Merrill Lynch & Co., Inc., or a third party issuer, which have matured or have been automatically redeemed between September 20, 2002 and June 30, 2012.

For a variety of reasons, as described in more detail in the “Risk Factors” section of this document, prior results, including the results illustrated in this document, are not necessarily indicative of the performance of any MLI that you may purchase in the future. This Performance Summary is not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any MLI, any transaction or any other matter, and it is not indicative of the future performance of any MLI. As in the case of any investment, you should carefully review the applicable prospectus or offering documents before making an investment decision.

The following methodology was used as the basis of this Performance Summary:

809 MLIs, issued by Bank of America Corporation, Merrill Lynch & Co., Inc., or a third party issuer, which have matured or were automatically redeemed between September 20, 2002 and June 30, 2012, are included in this summary.

MLIs are grouped by Product Type.

Product Types

Nine different Product Types were selected: ARNs®, Bear ARNs®, LIRNs®, Capped LIRNs®, Market-Linked Step Up Notes, STARS®, Bear STARS®, MITTS® and STEPS®.

Linked Asset Types

Three different Linked Asset Types were selected: Equity, Commodity and Currency. Please note that each of these Linked Asset Classes may perform differently when linked to different Product Types.

For each respective group:

The “Average Linked Asset Return” is equal to the simple arithmetic average of the annualized returns of the Linked Assets for the MLI issuances in that group. In instances where the MLI reflects a bearish strategy, the “Average Strategy Return” is assumed to reflect a bearish position in the Linked Asset.

The “Average MLI Return” is equal to the simple arithmetic average of the annualized returns for the MLIs included in that group and does not reflect the principal amount of each MLI.

The “Average MLI Outperformance / Underperformance” equals the “Average MLI Return” minus the “Average Linked Asset Return” for that group.

The “% of Offerings Where MLI Underperforms Linked Asset” is the percentage of the offerings where the MLI had a lower return than the Linked Asset.

The “% of Offerings Where Performance is Equal” is the percentage of the offerings where the MLI had a return equal to that of the Linked Asset.

The “% of Offerings Where MLI Outperformed Linked Asset” is the percentage of the offerings where the MLI had a higher return than the Linked Asset.

Please note that the outperformance and underperformance figures represent only comparisons against the Linked Asset and are not in any way an indication of absolute positive or negative performance by the MLI.

4

Important Considerations

?? The product performance summary tables on the following pages set forth the average performance of a large number of MLIs. Because these amounts reflect the average performance of the indicated offerings, a significant number of MLIs performed worse than these averages.

?? MLIs that were redeemed or called early and would have matured according to their terms after June 2012 were included in this summary. This factor may introduce upward or downward bias to the Average MLI Return.

?? Returns for MLIs that were outstanding for more than one year are annualized.

?? All MLI Returns are calculated pre-tax.

?? Returns are not asset weighted. Therefore, the returns on each MLI count equally in determining the average MLI return, without regard to the aggregate principal amount of each issuance.

?? The Linked Asset for each MLI is the index, basket, equity, commodity or currency referenced by the MLI. The Linked Asset Returns do not include dividends paid on the Linked Asset. Such dividends would increase the return on the Linked Asset and decrease any outperformance. In some cases, the inclusion of dividends in the return on a Linked Asset would cause it to outperform the MLI, and not to underperform the MLI.

?? If the MLI pays periodic interest payments or coupons, then those payments or coupons are included in the MLI Return.?? The MITTS® Product Type includes MLIs that were not named MITTS® but are included in the MITTS® Product Type because they included a significant market downside protection feature.

?? The returns on the MLIs re? ect the underwriting compensation and other fees that are included in the terms of the MLIs.?? A wide variety of MLIs may be offered in the future. The performance of MLIs offered in the future is unlikely to be the same as the MLIs issued in the past. Accordingly, the results demonstrated in the performance tables may improve, or become worse, over time.

?? The Product Types do not include all MLIs types that have been offered historically. Additionally, MLIs based on interest rates or inflation measures are not included in this summary.

?? There are MLIs that have been offered that have not matured or been redeemed as of the date of this document. You may contact a Merrill Lynch Financial Advisor to learn more about the performance of MLI offerings that are not included in this document.

5

Offer enhanced exposure—typically three times—to the return of the linked asset subject to a cap. Downside exposure to the linked asset is on a one-to-one basis.

Hypothetical information is not a projection of future returns.

PR ODUC T P E R F O R M A N C E

Linked Asset Term Linked Asset MLI MLI Outperformance/

Linked Asset Pricing Date 1,2 1

Class(years) Return Return Underperformance

Equity Nasdaq-100 Index January-2003 2.20 19.17% 17.28% -1.89%

Equity S&P 500 Index March-2003 1.20 20.28% 14.79% -5.49%

Equity Nasdaq-100 Index April-2003 1.20 21.33% 18.83% -2.50%

Equity AMEX Biotechnology Index July-2003 1.20 11.21% 14.79% 3.58%

Equity Nasdaq-100 Index August-2003 1.20 15.18% 15.03% -0.15%

Equity P?zer Inc September-2003 1.20 -11.88% -11.88% 0.00%

Equity S&P 500 Index October-2003 1.50 7.76% 11.03% 3.27%

Equity Semiconductor HOLDRs October-2003 1.20 -17.23% -17.23% 0.00%

Equity Citigroup Inc October-2003 1.20 1.56% 4.67% 3.11%

Equity Dow Jones Industrial Average November-2003 1.20 14.75% 26.83% 12.08%

Equity Nikkei 225 Index February-2004 1.30 3.11% 9.26% 6.15%

Equity Nikkei 225 Index April-2004 1.20 -2.84% -2.84% 0.00%

Equity Global Equity Index Basket May-2004 1.20 10.14% 9.90% -0.24%

Equity S&P 500 Index May-2004 1.70 8.01% 9.68% 1.67%

Equity Dow Jones Industrial Average June-2004 1.60 1.50% 4.44% 2.94%

Equity Nasdaq-100 Index July-2004 1.50 14.22% 12.92% -1.30%

Equity Russell 2000 Index August-2004 1.20 13.08% 11.94% -1.14%

Currency Currency Exchange Rate September-2004 1.20 -4.10% -4.10% 0.00%

Equity Russell 2000 Index December-2004 1.50 3.67% 10.78% 7.11%

See page 35 for footnotes

6

MARKET-LINKED INVESTMENTS
Performance Summary
June 2012

MARKET DOWNSIDE PROTECTION
ENHANCED INCOME
MARKET ACCESS
ENHANCED RETURN

ACCELERATED RETURN NOTES® (ARNs®)

PRODUCT PERFORMANCE (CONTINUED)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	Dow Jones Industrial Average	February-2005	1.50	2.38%	7.08%	4.70%
Equity	AMEX Biotechnology Index	March-2005	1.50	21.49%	12.61%	-8.88%
Commodity	Dow Jones-UBS Commodity Index	May-2005	2.00	7.25%	14.02%	6.77%
Equity	Nasdaq-100 Index	June-2005	1.00	2.85%	8.60%	5.75%
Equity	Global Equity Index Basket	August-2005	1.20	16.40%	10.72%	-5.68%
Equity	Nikkei 225 Index	August-2005	1.20	26.31%	19.03%	-7.28%
Equity	Asian Equity Index Basket	November-2005	1.20	41.57%	14.79%	-26.78%
Equity	Russell 2000 Index	December-2005	1.20	16.09%	13.82%	-2.27%
Equity	Nikkei 225 Index	December-2005	1.20	8.61%	22.52%	13.91%
Equity	Nasdaq-100 Index	January-2006	1.50	9.94%	12.04%	2.10%
Equity	S&P 500 Index	February-2006	1.60	7.10%	9.57%	2.47%
Commodity	Gold Spot Price	February-2006	1.20	13.01%	16.41%	3.40%
Equity	Dow Jones Eurostoxx 50 Index	March-2006	1.20	12.89%	15.57%	2.68%
Equity	International Equity Index Basket	March-2006	1.20	14.85%	14.79%	-0.06%
Commodity	Dow Jones-UBS Commodity Index	March-2006	1.20	2.02%	6.04%	4.02%
Equity	Asian Equity Index Basket	May-2006	1.20	12.49%	17.82%	5.33%
Equity	Nikkei 225 Index	June-2006	1.20	9.45%	23.64%	14.19%
Equity	Russell 2000 Index	June-2006	1.20	11.51%	15.76%	4.25%
Equity	Nasdaq-100 Index	August-2006	1.20	32.67%	13.82%	-18.85%
Equity	Philadelphia Gold and Silver Index	August-2006	1.20	11.19%	28.26%	17.07%
Equity	S&P MidCap 400 Index	August-2006	1.00	15.69%	15.00%	-0.69%
Equity	Dow Jones Industrial Average	August-2006	1.20	12.68%	11.42%	-1.26%
Equity	Russell 2000 Index	September-2006	1.30	5.00%	14.80%	9.80%
Equity	Global Equity Index Basket	October-2006	1.20	1.89%	5.65%	3.76%
Equity	Nikkei 225 Index	November-2006	1.20	-5.34%	-5.34%	0.00%
Equity	Dow Jones Industrial Average	November-2006	1.30	1.70%	5.07%	3.37%
Equity	MSCI EAFE Index	November-2006	1.20	1.70%	5.08%	3.38%
Commodity	Gold Spot Price	December-2006	1.20	40.93%	11.54%	-29.39%
Equity	Energy Select Sector Index	December-2006	1.20	23.12%	18.57%	-4.55%
Commodity	Rogers International Commodity Index - Excess Return	December-2006	1.20	30.35%	15.60%	-14.75%
Equity	International Equity Index Basket	January-2007	1.20	31.06%	18.18%	-12.88%
Equity	S&P 500 Index	January-2007	1.20	-5.71%	-5.71%	0.00%
Equity	Asian Equity Index Basket	February-2007	1.20	1.09%	2.98%	1.89%
Equity	Topix Small Cap Index	February-2007	1.20	-26.29%	-26.29%	0.00%
Equity	Russell 2000 Index	February-2007	1.20	-7.77%	-7.77%	0.00%
Equity	Nikkei 225 Index	March-2007	1.20	-17.86%	-17.86%	0.00%
Commodity	Merrill Lynch Commodity Index - Excess Return	March-2007	1.20	36.06%	19.63%	-16.43%
Equity	Global Equity Index Basket	March-2007	1.20	-8.68%	-8.68%	0.00%
Equity	S&P 500 Index	March-2007	1.10	-5.15%	-5.15%	0.00%
Equity	S&P MidCap 400 Index	March-2007	1.00	-7.36%	-7.36%	0.00%
Equity	MSCI EAFE Index	May-2007	1.20	-11.13%	-11.13%	0.00%
Equity	Russell 2000 Index	May-2007	1.30	-12.21%	-12.21%	0.00%

See page 35 for footnotes

7

M ARK ET-L INKE D I N V E S T M E N T S

MARKET DOWNSIDE PROTECTION

Performance Summary ENHANCED INCOME

MARKET ACCESS

June 2012 ENHANCED RETURN

ACCELERATED RETURN NOTES® (ARNs®)

PR ODUC T P E R F O R M A N C E ( C O N T I N U E D )

Linked Asset Term Linked Asset MLI MLI Outperformance/

Linked Asset Pricing Date 1,2 1

Class(years) Return Return Underperformance

Equity Greater China Equity Index Basket May-2007 1.20 9.46% 20.12% 10.66%

Equity Dow Jones Eurostoxx 50 Index May-2007 1.20 -21.64% -21.64% 0.00%

Commodity Gold Spot Price May-2007 1.20 30.89% 11.54% -19.35%

Equity International Equity Index Basket May-2007 1.20 -13.82% -13.82% 0.00%

Commodity Dow Jones-UBS Commodity Index May-2007 1.20 15.04% 24.44% 9.40%

Equity Dow Jones Eurostoxx 50 Index May-2007 1.20 -22.31% -22.31% 0.00%

Equity Nikkei 225 Index May-2007 1.20 -21.98% -21.98% 0.00%

Equity MSCI EAFE Index June-2007 1.20 -17.01% -17.01% 0.00%

Equity Dow Jones Eurostoxx 50 Index June-2007 1.20 -21.24% -21.24% 0.00%

Equity Topix Small Cap Index June-2007 1.20 -27.73% -27.73% 0.00%

Equity Asian Equity Index Basket July-2007 1.20 -26.46% -26.46% 0.00%

Equity Nasdaq-100 Index August-2007 1.00 -1.46% -1.46% 0.00%

Equity S&P MidCap 400 Index August-2007 1.00 -5.58% -5.58% 0.00%

Equity Nikkei 225 Index August-2007 1.20 -30.17% -30.17% 0.00%

Equity Philadelphia Defense Sector Index August-2007 1.20 -18.45% -18.45% 0.00%

Equity S&P 500 Index August-2007 1.20 -38.69% -38.69% 0.00%

Equity Russell 2000 Index August-2007 1.20 -28.61% -28.61% 0.00%

Equity Dow Jones STOXX 600 Index August-2007 1.20 -35.94% -35.94% 0.00%

Commodity Dow Jones-UBS Commodity Index August-2007 1.20 -17.02% -17.02% 0.00%

Equity Philadelphia Gold and Silver Index September-2007 1.20 -36.23% -36.23% 0.00%

Equity Nasdaq-100 Index September-2007 1.20 -39.08% -39.08% 0.00%

Equity Russell 1000 Growth Index September-2007 1.20 -37.52% -37.52% 0.00%

Equity S&P 500 Index September-2007 1.20 -38.06% -38.06% 0.00%

Equity MSCI EAFE Index September-2007 1.20 -44.10% -44.10% 0.00%

Equity Dow Jones BRIC 50 Index September-2007 1.20 -50.02% -50.02% 0.00%

Equity Nasdaq-100 Index October-2007 1.20 -38.85% -38.85% 0.00%

Equity Philadelphia Gold and Silver Index October-2007 1.20 -32.89% -32.89% 0.00%

Commodity Rogers International Commodity Index—Excess Return October-2007 1.20 -37.79% -37.79% 0.00%

Equity S&P 100 Index November-2007 1.20 -36.40% -36.40% 0.00%

Equity Philadelphia Semiconductor Index November-2007 1.20 -47.76% -47.76% 0.00%

Equity S&P MidCap 400 Index November-2007 1.20 -36.42% -36.42% 0.00%

Equity Dow Jones Industrial Average November-2007 1.20 -33.62% -33.62% 0.00%

Equity MSCI EAFE Index November-2007 1.20 -44.89% -44.89% 0.00%

Equity Global Equity Index Basket January-2008 1.20 -37.55% -37.55% 0.00%

Equity Nikkei 225 Index January-2008 1.20 -34.34% -34.34% 0.00%

Equity Russell 2000 Index January-2008 1.20 -33.37% -33.37% 0.00%

Equity S&P 500 Index January-2008 1.20 -34.96% -34.96% 0.00%

Equity MSCI Emerging Markets Index January-2008 1.20 -40.55% -40.55% 0.00%

Commodity Rogers International Commodity Index—Agriculture Excess Return January-2008 1.20 -33.02% -33.02% 0.00%

Equity S&P Asia 50 Index January-2008 1.20 -33.77% -33.77% 0.00%

Equity MSCI EAFE Index February-2008 1.20 -38.96% -38.96% 0.00%

Equity Dow Jones Industrial Average February-2008 1.20 -31.08% -31.08% 0.00%

See page 35 for footnotes

8

M ARK ET-L INKE D I N V E S T M E N T S

MARKET DOWNSIDE PROTECTION

Performance Summary ENHANCED INCOME

MARKET ACCESS

June 2012 ENHANCED RETURN

ACCELERATED RETURN NOTES® (ARNs®)

PR ODUC T P E R F O R M A N C E ( C O N T I N U E D )

Linked Asset Term Linked Asset MLI MLI Outperformance/

Linked Asset Pricing Date 1,2 1

Class(years) Return Return Underperformance

Equity Russell 1000 Growth Index February-2008 1.20 -28.11% -28.11% 0.00%

Commodity Rogers International Commodity Index—Excess Return February-2008 1.20 -45.42% -45.42% 0.00%

Equity MSCI Brazil Index February-2008 1.20 -43.25% -43.25% 0.00%

Equity S&P 500 Index March-2008 1.20 -26.87% -26.87% 0.00%

Equity S&P MidCap 400 Index March-2008 1.20 -23.22% -23.22% 0.00%

Equity Philadelphia Gold and Silver Index March-2008 1.20 -15.15% -15.15% 0.00%

Equity Health Care Select Sector Index March-2008 1.20 -16.65% -16.65% 0.00%

Equity Asian Equity Index Basket March-2008 1.20 -17.92% -17.92% 0.00%

Equity WilderHill New Energy Global Innovation Index March-2008 1.20 -34.72% -34.72% 0.00%

Equity International Equity Index Basket April-2008 1.20 -34.23% -34.23% 0.00%

Equity S&P 500 Index May-2008 1.20 -31.84% -31.84% 0.00%

Commodity Merrill Lynch Commodity Index—Excess Return May-2008 1.20 -37.88% -37.88% 0.00%

Equity Nikkei 225 Index May-2008 1.20 -25.04% -25.04% 0.00%

Equity Global Equity Index Basket June-2008 1.20 -23.78% -23.78% 0.00%

Commodity Rogers International Commodity Index—Agriculture Excess Return June-2008 1.20 -29.43% -29.43% 0.00%

Equity S&P 500 Index June-2008 1.20 -21.95% -21.95% 0.00%

Equity MSCI EAFE Index June-2008 1.20 -24.19% -24.19% 0.00%

Equity Technology Select Sector Index June-2008 1.20 -14.04% -14.04% 0.00%

Equity S&P 500 Index June-2008 1.20 -19.65% -19.65% 0.00%

Equity S&P 100 Index June-2008 1.20 -18.25% -18.25% 0.00%

Commodity Gold Spot Price July-2008 1.20 8.35% 24.44% 16.09%

Equity S&P 500 Index July-2008 1.20 -15.05% -15.05% 0.00%

Commodity Dow Jones-UBS Commodity Index July-2008 1.20 -34.20% -34.20% 0.00%

Equity Russell 2000 Index August-2008 1.20 -11.57% -11.57% 0.00%

Equity MSCI EAFE Index August-2008 1.20 -14.58% -14.58% 0.00%

Equity Dow Jones Eurostoxx 50 Index August-2008 1.20 -12.85% -12.85% 0.00%

Equity S&P MidCap 400 Index August-2008 1.20 -11.80% -11.80% 0.00%

Equity Nasdaq-100 Index August-2008 1.20 -6.73% -6.73% 0.00%

Equity MSCI EAFE Index August-2008 1.20 -9.84% -9.84% 0.00%

Equity S&P 500 Index September-2008 1.20 -7.36% -7.36% 0.00%

Commodity Dow Jones-UBS Commodity Index September-2008 1.20 -20.64% -20.64% 0.00%

Equity Select Sectors Index Basket October-2008 1.20 13.01% 23.48% 10.47%

Equity S&P 500 Index October-2008 1.20 16.22% 33.11% 16.89%

Equity S&P 500 Index October-2008 1.20 16.22% 26.49% 10.27%

Equity Russell 2000 Index October-2008 1.20 20.24% 30.63% 10.39%

Equity Nikkei 225 Index October-2008 1.20 21.74% 33.00% 11.26%

Equity S&P 500 Index November-2008 1.20 23.73% 36.29% 12.56%

Equity Consumer Staples Select Sector Index November-2008 1.20 10.86% 27.66% 16.80%

Equity MSCI EAFE Index November-2008 1.20 30.34% 33.47% 3.13%

Equity S&P 500 Index January-2009 1.20 22.83% 24.96% 2.13%

Commodity Gold Spot Price January-2009 1.20 19.69% 38.72% 19.03%

Equity S&P 500 Index January-2009 1.20 31.07% 28.61% -2.46%

See page 35 for footnotes

M ARK ET-L INKE D I N V E S T M E N T S

MARKET DOWNSIDE PROTECTION

Performance Summary ENHANCED INCOME

MARKET ACCESS

June 2012 ENHANCED RETURN

ACCELERATED RETURN NOTES® (ARNs®)

PR ODUC T P E R F O R M A N C E ( C O N T I N U E D )

Linked Asset Term Linked Asset MLI MLI Outperformance/

Linked Asset Pricing Date 1,2 1

Class(years) Return Return Underperformance

Equity S&P 500 Index February-2009 1.20 48.05% 25.42% -22.63%

Equity Russell 2000 Index March-2009 1.20 44.87% 34.53% -10.34%

Equity S&P 500 Index March-2009 1.20 30.55% 27.40% -3.15%

Commodity Gold Spot Price March-2009 1.20 25.03% 35.61% 10.58%

Equity Russell 3000 Index April-2009 1.60 27.03% 14.91% -12.12%

Equity S&P 500 Index May-2009 1.20 17.11% 22.59% 5.48%

Commodity Dow Jones-UBS Commodity Index May-2009 1.20 4.94% 14.69% 9.75%

Equity MSCI EAFE Index May-2009 1.20 11.52% 19.51% 7.99%

Commodity MLCX Brent Index May-2009 1.60 15.19% 27.82% 12.63%

Equity S&P 500 Index May-2009 1.20 18.87% 14.30% -4.57%

Equity S&P MidCap 400 Index May-2009 1.20 28.53% 24.44% -4.09%

Commodity Rogers International Commodity Index—Excess Return May-2009 1.20 4.53% 13.48% 8.95%

Equity Russell 2000 Index June-2009 1.20 18.96% 25.51% 6.55%

Equity S&P 500 Index June-2009 1.20 15.60% 19.75% 4.15%

Commodity Rogers International Commodity Index—Excess Return June-2009 1.20 2.67% 7.97% 5.30%

Equity S&P MidCap 400 Index July-2009 1.30 18.72% 17.63% -1.09%

Commodity Basket of Commodity Indices July-2009 2.00 19.08% 23.49% 4.41%

Equity Technology Select Sector Index July-2009 1.20 12.44% 19.39% 6.95%

Equity S&P 500 Index July-2009 1.20 13.20% 18.06% 4.86%

Commodity Gold Spot Price July-2009 1.20 29.78% 22.64% -7.14%

Commodity Rogers International Commodity Index—Agriculture Excess Return July-2009 1.20 19.08% 15.61% -3.47%

Equity Dow Jones Eurostoxx 50 Index August-2009 2.00 -8.46% -8.46% 0.00%

Equity Energy Select Sector Index August-2009 2.00 14.01% 22.58% 8.57%

Equity S&P 500 Index August-2009 2.00 7.66% 17.96% 10.30%

Commodity Merrill Lynch Commodity Index Extra Agriculture X1 Index August-2009 2.00 25.34% 18.64% -6.70%

Equity S&P 500 Index August-2009 1.20 12.37% 20.21% 7.84%

Commodity Rogers International Commodity Index—Excess Return August-2009 1.20 15.61% 23.84% 8.23%

Equity S&P 100 Index September-2009 1.20 7.65% 14.79% 7.14%

Commodity Gold Spot Price September-2009 1.20 29.54% 24.92% -4.62%

Equity MSCI EAFE Index September-2009 1.20 3.20% 9.53% 6.33%

Equity Nasdaq-100 Index October-2009 1.20 28.83% 16.61% -12.22%

Equity Energy Select Sector Index October-2009 1.20 18.34% 24.17% 5.83%

Equity S&P MidCap 400 Index October-2009 1.20 30.69% 21.10% -9.59%

Equity S&P 500 Index October-2009 1.20 18.26% 16.37% -1.89%

Equity MSCI EAFE Index October-2009 1.20 5.02% 14.92% 9.90%

Equity Energy Select Sector Index November-2009 1.20 18.26% 21.48% 3.22%

Equity S&P 500 Index November-2009 1.20 13.38% 15.62% 2.24%

Commodity Rogers International Commodity Index—Excess Return November-2009 1.20 18.24% 20.36% 2.12%

Commodity Crude Oil December-2009 1.20 14.20% 14.79% 0.59%

Equity MSCI EAFE Index December-2009 1.20 10.07% 15.15% 5.08%

Equity Dow Jones U.S. Real Estate Index January-2010 1.20 23.74% 27.62% 3.88%

Equity Russell 2000 Index January-2010 1.20 23.52% 18.31% -5.21%

See page 35 for footnotes

M ARK ET-L INKE D I N V E S T M E N T S

MARKET DOWNSIDE PROTECTION

Performance Summary ENHANCED INCOME

MARKET ACCESS

June 2012 ENHANCED RETURN

ACCELERATED RETURN NOTES® (ARNs®)

PR ODUC T P E R F O R M A N C E ( C O N T I N U E D )

Linked Asset Term Linked Asset MLI MLI Outperformance/

Linked Asset Pricing Date 1,2 1

Class(years) Return Return Underperformance

Equity S&P 500 Index January-2010 1.20 13.71% 14.23% 0.52%

Equity Financial Select Sector Index January-2010 1.20 10.53% 19.63% 9.10%

Equity MSCI EAFE Index January-2010 1.20 6.18% 14.91% 8.73%

Commodity Gold Spot Price January-2010 1.20 25.29% 18.43% -6.86%

Equity Energy Select Sector Index February-2010 1.20 32.89% 18.06% -14.83%

Equity S&P 500 Index February-2010 1.20 16.87% 13.28% -3.59%

Equity S&P MidCap 400 Index February-2010 1.20 27.95% 15.45% -12.50%

Equity Russell 2000 Index February-2010 1.20 27.15% 17.48% -9.67%

Equity MSCI EAFE Index February-2010 1.20 14.09% 15.03% 0.94%

Commodity Silver Spot Price February-2010 1.20 139.83% 27.83% -112.00%

Commodity Rogers International Commodity Index—Excess Return February-2010 1.20 32.37% 16.00% -16.37%

Commodity Silver Spot Price March-2010 1.30 68.57% 26.25% -42.32%

Equity PHLX Oil Service Sector Index March-2010 1.20 24.23% 20.03% -4.20%

Equity S&P 500 Index March-2010 1.20 11.47% 11.91% 0.44%

Equity Industrial Select Sector Index March-2010 1.20 16.17% 13.72% -2.45%

Commodity Platinum Spot Price March-2010 1.20 8.30% 24.54% 16.24%

Equity MSCI EAFE Index March-2010 1.20 6.55% 14.42% 7.87%

Commodity Gold Spot Price March-2010 1.20 32.08% 15.15% -16.93%

Equity MSCI Emerging Markets Index March-2010 1.20 9.97% 14.06% 4.09%

Commodity Merrill Lynch Commodity Index Extra A01 Index March-2010 1.20 23.65% 12.35% -11.30%

Equity S&P 500 Index April-2010 1.20 4.74% 12.99% 8.25%

Equity Financial Select Sector Index April-2010 1.20 -8.56% -8.56% 0.00%

Equity Philadelphia Oil Service Sector Index April-2010 1.20 12.70% 22.48% 9.78%

Equity Russell 2000 Index April-2010 1.20 5.59% 16.60% 11.01%

Commodity Rogers International Commodity Index—Excess Return April-2010 1.20 17.57% 15.15% -2.42%

Commodity Silver Spot Price April-2010 1.20 68.76% 20.68% -48.08%

Equity Energy Select Sector Index May-2010 2.00 11.56% 20.04% 8.48%

Equity PHLX Housing Sector Index May-2010 1.20 0.65% 1.96% 1.31%

Equity Russell 2000 Index May-2010 1.20 24.30% 23.24% -1.06%

Equity S&P 500 Index May-2010 1.20 20.58% 17.70% -2.88%

Commodity Gold Spot Price May-2010 1.20 26.97% 15.29% -11.68%

Equity MSCI EAFE Index May-2010 1.20 20.74% 18.91% -1.83%

Equity Brazil and China Index Basket May-2010 1.20 10.15% 24.28% 14.13%

Equity Apple Inc./Technology Select Sector May-2010 1.20 29.57% 12.39% -17.18%

Commodity Copper Spot Price June-2010 1.10 41.36% 25.07% -16.29%

Equity S&P 500 Index June-2010 1.20 5.80% 15.57% 9.77%

Equity S&P MidCap 400 Index June-2010 1.20 8.12% 18.43% 10.31%

Equity Nasdaq-100 Index June-2010 1.20 11.12% 15.57% 4.45%

Equity Energy Select Sector Index July-2010 1.20 10.50% 20.48% 9.98%

Equity S&P MidCap 400 Index July-2010 1.20 4.76% 14.15% 9.39%

Equity Russell 2000 Index July-2010 1.20 1.34% 4.02% 2.68%

Equity S&P 500 Index July-2010 1.20 3.97% 11.82% 7.85%

See page 35 for footnotes

MARKET-LINKED INVESTMENTS

Performance Summary
June 2012

MARKET DOWNSIDE PROTECTION
ENHANCED INCOME
MARKET ACCESS
ENHANCED RETURN

ACCELERATED RETURN NOTES® (ARNs®)

PRODUCT PERFORMANCE (CONTINUED)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return[1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	MSCI EAFE Index	July-2010	1.20	-6.87%	-6.87%	0.00%
Commodity	Rogers International Commodity Index - Excess Return	July-2010	1.20	10.52%	13.54%	3.02%
Commodity	Gold Spot Price	July-2010	1.20	34.50%	15.78%	-18.72%
Commodity	Silver Spot Price	July-2010	1.20	70.98%	24.77%	-46.21%
Equity	S&P 500 Index	August-2010	1.20	13.56%	17.65%	4.09%
Equity	Financial Select Sector Index	August-2010	1.20	-3.36%	-3.36%	0.00%
Commodity	Rogers International Commodity Index - Excess Return	August-2010	1.20	16.61%	13.31%	-3.30%
Equity	S&P 500 Index	September-2010	1.20	7.29%	15.01%	7.72%
Equity	PHLX Oil Service Sector Index	September-2010	1.20	18.01%	22.04%	4.03%
Equity	Russell 2000 Index	September-2010	1.20	8.21%	21.10%	12.89%
Equity	MSCI Emerging Markets Index	September-2010	1.20	-9.17%	-9.17%	0.00%
Commodity	Gold Spot Price	September-2010	1.20	25.74%	16.56%	-9.18%
Commodity	Rogers International Commodity Index - Excess Return	September-2010	1.20	9.19%	11.67%	2.48%
Equity	S&P 500 Index	October-2010	1.20	2.46%	7.34%	4.88%
Equity	Energy Select Sector Index	October-2010	1.20	9.56%	17.60%	8.04%
Equity	S&P MidCap 400 Index	October-2010	1.20	2.39%	7.14%	4.75%
Commodity	Rogers International Commodity Index - Excess Return	October-2010	1.20	-1.09%	-1.09%	0.00%
Commodity	Gold Spot Price	November-2010	1.20	20.74%	15.60%	-5.14%
Equity	MSCI EAFE Index	November-2010	1.20	-6.11%	-6.11%	0.00%
Equity	S&P 500 Index	November-2010	1.20	9.30%	13.57%	4.27%
Commodity	Crude Oil	December-2010	1.20	13.23%	13.73%	0.50%
Equity	MSCI EAFE Index	December-2010	1.20	-4.77%	-4.77%	0.00%
Commodity	Copper Spot Price	December-2010	1.10	-10.28%	-10.28%	0.00%
Equity	S&P 500 Index	December-2010	1.20	6.63%	12.25%	5.62%
Commodity	Gold Spot Price	December-2010	1.20	23.23%	14.55%	-8.68%
Equity	S&P 500 Index	January-2011	1.20	8.21%	12.82%	4.61%
Commodity	Crude Oil	January-2011	1.00	10.19%	12.21%	2.02%
Commodity	Copper Spot Price	January-2011	1.20	-13.18%	-13.18%	0.00%
Equity	Financial Select Sector Index	January-2011	1.20	-3.72%	-3.72%	0.00%
Commodity	Gold Spot Price	January-2011	1.20	21.87%	12.77%	-9.10%
Commodity	Rogers International Commodity Index - Excess Return	January-2011	1.20	-0.59%	-0.59%	0.00%
Equity	Energy Select Sector Index	January-2011	1.20	1.12%	3.35%	2.23%
Equity	S&P 500 Index	January-2011	1.20	6.68%	11.18%	4.50%
Equity	MSCI EAFE Index	January-2011	1.20	-7.48%	-7.48%	0.00%
Equity	S&P MidCap 400 Index	January-2011	1.20	5.34%	12.79%	7.45%
Commodity	Copper Spot Price	January-2011	1.10	-11.85%	-11.85%	0.00%
Equity	Global Equity Basket	February-2011	1.20	-1.76%	-1.76%	0.00%
Equity	Global Equity Basket	February-2011	1.20	-2.96%	-2.96%	0.00%
Commodity	Rogers International Commodity Index - Excess Return	February-2011	1.20	-8.05%	-8.05%	0.00%
Equity	MSCI EAFE Index	February-2011	1.20	-10.57%	-10.57%	0.00%
Equity	Nasdaq-100 Index	February-2011	1.20	12.84%	11.57%	-1.27%
Equity	S&P 500 Index	February-2011	1.20	4.43%	11.57%	7.14%

See page 35 for footnotes

12

ACCELERATED RETURN NOTES® (ARNs®)

PR ODUC T P E R F O R M A N C E ( C O N T I N U E D )

Linked Asset Term Linked Asset MLI MLI Outperformance/ Linked Asset Pricing Date 1,2 1 Class (years) Return Return Underperformance

Equity Industrial Select Sector Index February-2011 1.20 0.70% 2.09% 1.39% Equity Energy Select Sector Index February-2011 1.20 -8.07% -8.07% 0.00% Commodity Copper Spot Price February-2011 1.10 -9.57% -9.57% 0.00% Commodity Rogers International Commodity Index - Agriculture Excess Return March-2011 1.20 -19.56% -19.56% 0.00% Equity Energy Select Sector Index March-2011 1.20 -14.58% -14.58% 0.00% Commodity Palladium Spot Price March-2011 1.20 -18.84% -18.84% 0.00% Equity S&P 500 Index March-2011 1.20 0.12% 0.35% 0.23% Equity MSCI EAFE Index March-2011 1.20 -16.16% -16.16% 0.00% Commodity Gold Spot Price March-2011 1.20 6.95% 12.62% 5.67% Equity Financial Select Sector Index March-2011 1.20 -12.27% -12.27% 0.00% Equity Russell 2000 Index March-2011 1.20 -5.90% -5.90% 0.00% Equity Dell Inc April-2011 1.20 -15.21% -15.21% 0.00% Equity Energy Select Sector Index April-2011 1.20 -17.05% -17.05% 0.00% Equity S&P MidCap 400 Index April-2011 1.20 -8.22% -8.22% 0.00% Equity Russell 2000 Index April-2011 1.20 -8.92% -8.92% 0.00% Equity MSCI EAFE Index April-2011 1.20 -19.50% -19.50% 0.00% Equity S&P 500 Index April-2011 1.20 -1.87% -1.87% 0.00% Commodity Merrill Lynch Commodity index eXtra A06 Index - Excess Return June-2011 1.00 -21.82% -21.82% 0.00%

PR ODUC T P E R F O R M A N C E S U M M A R Y

% OFFERINGS WHERE:

Number of Average Linked Average MLI Average MLI Outperformance/ MLI Underperforms Performance is

MLI Outperforms Linked Asset Offerings Asset Return 1,2 Return 1 Underperformance Linked Asset Equal

All Linked Asset

289 2.12% 2.02% -0.10% 22.84% 39.79% 37.37% Classes Equity 224 -0.84% 0.53% 1.36% 18.30% 42.86% 38.84% Commodity 64 12.58% 7.34% -5.24% 39.06% 28.13% 32.81% Currency 1 -4.10% -4.10% 0.00% 0.00% 100.00% 0.00%

See page 35 for footnotes

Offer enhanced exposure, with the positive returns based on a multiple — typically five times —of any decline in value of the linked asset, subject to a cap. Negative returns on the Bear ARNs are on a one-to-one basis based on any increase of the linked asset.

PR ODUC T P E R F O R M A N C E

Linked Asset Term Strategy MLI MLI Outperformance/

Linked Asset Pricing Date

Class(years) Return 1,2,3 Return1 Underperformance

Equity Philadelphia Housing Index June-2005 2.00 3.84% 11.11% 7.27%

Equity Philadelphia Housing Index December-2005 1.20 11.60% 26.83% 15.23%

Equity S&P 500 Index June-2006 0.80 -11.78% -11.78% 0.00%

Commodity Crude Oil September-2006 1.10 -13.43% -9.13% 4.30%

Equity Philadelphia Housing Index September-2006 0.80 -7.70% -7.70% 0.00%

Equity Nasdaq-100 Index November-2006 0.80 -8.51% 0.00% 8.51%

Equity Philadelphia Housing Index March-2007 1.10 32.13% 26.94% -5.19%

Equity Cohen & Steers Realty Majors Portfolio Index March-2007 1.20 10.71% 27.78% 17.07%

Equity S&P 500 Index May-2007 1.20 12.53% 19.63% 7.10%

Equity Philadelphia Housing Index May-2007 1.20 41.05% 27.78% -13.27%

Equity S&P 500 Index June-2007 0.80 14.83% 42.15% 27.32%

Equity Dow Jones Industrial Average June-2007 1.20 11.60% 18.02% 6.42%

Equity Philadelphia Housing Index June-2007 1.20 32.96% 26.11% -6.85%

Equity Russell 2000 Index July-2007 1.20 11.24% 26.11% 14.87%

Equity Utilities Select Sector Index July-2007 1.20 10.45% 16.97% 6.52%

Equity Mortgage Finance Basket August-2007 1.20 47.81% 16.00% -31.81%

Equity Russell 3000 Index August-2007 1.20 28.01% 21.63% -6.38%

Equity Russell 3000 Index November-2007 1.20 34.71% 21.68% -13.03%

Equity Russell 2000 Index November-2007 1.20 33.08% 23.96% -9.12%

Equity Consumer Discretionary Select Sector Index January-2008 1.20 29.55% 16.00% -13.55%

Equity Energy Select Sector Index February-2008 1.20 32.90% 16.41% -16.49%

Equity S&P 500 Index February-2008 1.20 30.25% 10.39% -19.86%

Equity Energy Select Sector Index May-2008 1.20 32.60% 16.41% -16.19%

Commodity Crude Oil June-2008 1.00 47.95% 25.05% -22.90%

Equity Russell 3000 Index July-2008 1.20 14.36% 14.38% 0.02%

Equity S&P 500 Index August-2008 1.20 13.15% 15.60% 2.45%

Equity Russell 2000 Index October-2008 1.10 0.12% 0.58% 0.46%

Equity S&P 500 Index October-2008 1.20 -16.77% -8.21% 8.56%

Equity S&P 500 Index November-2008 1.20 -24.93% -16.21% 8.72%

Equity Retail Select Industry Index January-2009 1.00 -74.33% -64.33% 10.00%

Equity S&P 500 Index January-2009 0.80 -24.27% -14.27% 10.00%

Equity S&P 500 Index February-2009 1.00 -47.72% -37.72% 10.00%

Equity S&P 500 Index March-2009 1.20 -32.58% -23.68% 8.90%

Equity S&P 500 Index May-2009 1.20 -16.31% -7.76% 8.55%

See page 35 for footnotes

BEAR ACCELERATED RETURN NOTES® (Bear ARNs®)

PR ODUC T P E R F O R M A N C E ( C O N T I N U E D )

Linked Asset Term Strategy MLI MLI Outperformance/ Linked Asset Pricing Date 1,2,3 1 Class (years) Return Return Underperformance

Equity S&P 500 Index October-2009 1.10 -13.95% -13.95% 0.00% Equity S&P 500 Index November-2009 0.50 1.92% 9.61% 7.69%

Equity S&P 500 Index January-2010 0.50 -0.13% -0.13% 0.00% Equity S&P 500 Index February-2010 0.50 2.08% 6.23% 4.15% Equity S&P 500 Index February-2010 0.50 2.99% 8.65% 5.66% Equity S&P 500 Index March-2010 0.50 2.44% 7.33% 4.89%

Equity Russell 2000 Index May-2010 0.50 -12.50% -12.50% 0.00% Equity S&P 500 Index July-2010 0.50 -20.19% -20.19% 0.00%

Equity S&P 500 Index July-2010 0.50 -16.70% -16.70% 0.00% Equity S&P 500 Index August-2010 0.50 -26.28% -26.28% 0.00% Equity S&P 500 Index September-2010 0.30 -12.08% -12.08% 0.00% Equity S&P 500 Index September-2010 0.50 -12.05% -12.05% 0.00% Equity S&P 500 Index October-2010 0.60 -14.37% -14.37% 0.00% Equity Russell 2000 Index November-2010 0.50 -14.51% -14.51% 0.00% Equity S&P 500 Index January-2011 0.60 -4.94% -4.94% 0.00% Equity S&P 500 Index January-2011 0.50 -2.87% -2.87% 0.00% Equity Russell 2000 Index February-2011 0.50 10.54% 12.06% 1.52% Equity Russell 2000 Index June-2011 0.50 10.47% 12.99% 2.52% Equity Russell 2000 Index September-2011 0.50 -16.82% -16.82% 0.00% Equity Russell 2000 Index January-2012 0.50 -3.07% 0.00% 3.07%

PR ODUC T P E R F O R M A N C E S U M M A R Y

% OFFERINGS WHERE:

Number of Average Strategy Average MLI Average MLI Outperformance/ MLI Underperforms Performance is

MLI Outperforms Strategy Return Offerings Return 1,2 Return 1 Underperformance Strategy Return Equal

All Linked Asset

54 2.20% 2.89% 0.69% 22.22% 27.78% 50.00% Classes Equity 52 1.63% 2.70% 1.07% 21.15% 28.85% 50.00% Commodity 2 17.26% 7.96% -9.30% 50.00% 0.00% 50.00% Currency 0

See page 35 for footnotes

g24h03

LEVERAGED INDEX RETURN NOTES® (LIRNs®)

Offer enhanced exposure to a linked asset, while offering some buffer against the risk of losses. Beyond the buffer, downside exposure to the linked asset is on a one-to-one basis.

Hypothetical information is not a projection of future returns.

PR ODUC T P E R F O R M A N C E

Linked Asset Term Linked Asset MLI MLI Outperformance/

Linked Asset Pricing Date 1,2 1

Class(years) Return Return Underperformance

Equity Nikkei 225 Index August-2004 4.50 -8.63% -3.98% 4.65%

Equity Dow Jones Industrial Average September-2004 5.00 -0.63% 0.00% 0.63%

Commodity Dow Jones-UBS Commodity Index December-2004 5.10 -1.61% 0.00% 1.61%

Equity Global Equity Index Basket December-2004 5.00 -1.01% 0.00% 1.01%

Commodity Dow Jones-UBS Commodity Index February-2005 5.00 -2.10% 0.00% 2.10%

Equity Emerging Market Equity Basket March-2006 3.50 2.56% 2.70% 0.14%

Commodity Rogers International Commodity Index—Excess Return November-2006 3.50 -6.63% -0.48% 6.15%

Equity MSCI Emerging Markets Index March-2007 3.50 3.04% 3.34% 0.30%

Commodity Rogers International Commodity Index—Agriculture Excess Return March-2007 3.00 -7.08% 0.00% 7.08%

Commodity Rogers International Commodity Index—Agriculture Excess Return August-2007 2.50 -9.01% -0.41% 8.60%

Equity Global Equity Index Basket August-2007 2.00 -18.50% -12.58% 5.92%

Equity Global Equity Index Basket November-2007 2.40 -12.52% -7.68% 4.84%

Commodity MLCX Biofuels-Excess Return Index November-2007 2.30 -2.94% 0.00% 2.94%

Equity Merrill Lynch Commodity Index—Excess Return February-2008 4.00 -6.18% -2.29% 3.89%

Equity Global Equity Index Basket March-2008 3.00 -5.28% -1.70% 3.58%

Commodity Rogers International Commodity Index—Excess Return March-2008 3.30 -8.27% -4.73% 3.54%

Commodity Rogers International Commodity Index—Excess Return May-2008 3.50 -8.19% -4.81% 3.38%

Commodity Rogers International Commodity Index—Agriculture Excess Return June-2008 3.00 -6.06% -2.24% 3.82%

Equity S&P 500 Index May-2009 3.00 13.95% 18.10% 4.15%

See page 35 for footnotes

MARKET-LINKED INVESTMENTS

MARKET DOWNSIDE PROTECTION

Performance Summary ENHANCED INCOME

MARKET ACCESS

June 2012 ENHANCED RETURN

CAPPED LEVERAGED INDEX RETURN NOTES® (Capped LIRNs®)

PRODUCT PERFORMANCE (CONTINUED)

Offer enhanced exposure — typically two times — to the return of the linked asset subject to a cap, while offering some buffer against the risk of losses. Beyond the buffer, downside exposure to the linked asset is on a one-to-one basis.

Hypothetical information is not a projection of future returns.

See page 35 for footnotes

MARKET-LINKED INVESTMENTS

MARKET DOWNSIDE PROTECTION

Performance Summary ENHANCED INCOME

MARKET ACCESS

18

June 2012 ENHANCED RETURN

CAPPED LEVERAGED INDEX RETURN NOTES® (Capped LIRNs®)

PRODUCT PERFORMANCE

Linked Asset Term Linked Asset MLI MLI Outperformance/

Linked Asset Pricing Date 1,2 1

Class (years) Return Return Underperformance

Equity Russell 2000 Index May-2008 1.50 -12.24% -5.26% 6.98%

Commodity Natural Gas June-2008 2.30 -34.26% -24.05% 10.21%

Equity International Small Cap Basket June-2008 1.50 -14.12% -7.06% 7.06%

Equity Russell 2000 Index June-2008 1.60 -6.54% -0.16% 6.38%

Equity MSCI Brazil Index June-2008 1.60 -7.74% -1.32% 6.42%

Equity MSCI China Index July-2008 1.50 -3.72% 0.00% 3.72%

Equity MSCI EAFE Index July-2008 1.50 -12.66% -2.26% 10.40%

Equity MSCI Emerging Markets Index July-2008 1.50 -4.79% 0.00% 4.79%

Equity S&P 500 Index August-2008 1.50 -9.49% -2.61% 6.88%

Equity S&P BRIC 40 Index August-2008 1.50 -3.89% 0.00% 3.89%

Equity Stowe Global Coal Index August-2008 1.50 -15.79% -5.22% 10.57%

Equity S&P 500 Index September-2008 1.50 -4.45% 0.00% 4.45%

Equity S&P 500 Index September-2008 1.50 -2.21% 0.00% 2.21%

Equity S&P 500 Index September-2008 1.50 -2.21% 0.00% 2.21%

Commodity Rogers International Commodity Index—Excess Return September-2008 1.50 -19.83% -12.55% 7.28%

Commodity Gold Spot Price September-2008 1.50 13.90% 27.16% 13.26%

Equity Nikkei 225 Index October-2008 1.50 12.25% 20.33% 8.08%

Equity S&P 500 Index October-2008 2.00 12.13% 21.41% 9.28%

Equity S&P 500 Index October-2008 2.00 12.13% 24.13% 12.00%

Commodity Dow Jones-UBS Commodity Index October-2008 1.50 1.07% 2.13% 1.06%

Equity S&P 500 Index October-2008 1.50 16.88% 26.34% 9.46%

Equity S&P 500 Index October-2008 1.50 16.88% 18.53% 1.65%

Equity Technology Select Sector Index November-2008 1.50 29.51% 25.98% -3.53%

Equity S&P 500 Index November-2008 1.50 16.95% 28.40% 11.45%

Equity Global Equity Index Basket December-2008 1.60 21.77% 23.02% 1.25%

Equity S&P 500 Index December-2008 2.00 24.00% 16.04% -7.96%

Equity Russell 2000 Index January-2009 1.50 15.74% 25.15% 9.41%

Equity S&P 500 Index January-2009 1.50 12.17% 17.64% 5.47%

Equity Nasdaq-100 Index January-2009 1.50 29.60% 18.04% -11.56%

Equity MSCI EAFE Index January-2009 1.50 8.07% 15.11% 7.04%

Commodity Dow Jones-UBS Commodity Index January-2009 1.50 5.64% 11.14% 5.50%

Commodity Dow Jones-UBS Commodity Index January-2009 1.50 10.52% 14.65% 4.13%

Equity S&P 500 Index January-2009 1.50 19.13% 17.40% -1.73%

Equity MSCI EAFE Index January-2009 1.50 19.28% 15.23% -4.05%

Commodity MLCX Brent Index February-2009 1.60 25.74% 24.23% -1.51%

Commodity Gold Spot Price February-2009 1.50 19.41% 31.12% 11.71%

Commodity Dow Jones-UBS Commodity Index February-2009 1.50 13.70% 14.49% 0.79%

Equity S&P 500 Index February-2009 1.50 26.58% 21.01% -5.57%

Equity Global Equity Index Basket March-2009 1.50 42.98% 17.95% -25.03%

Equity Global Equity Index Basket March-2009 1.50 16.36% 17.40% 1.04%

Equity S&P 500 Index May-2009 1.60 18.36% 16.92% -1.44%

Equity MSCI Emerging Markets Index May-2009 2.10 23.15% 16.58% -6.57%

See page 35 for footnotes

MARKET-LINKED INVESTMENTS

MARKET DOWNSIDE PROTECTION

Performance Summary ENHANCED INCOME

MARKET ACCESS

19

June 2012 ENHANCED RETURN

CAPPED LEVERAGED INDEX RETURN NOTES® (Capped LIRNs®)

PRODUCT PERFORMANCE (CONTINUED)

Linked Asset Term Linked Asset MLI MLI Outperformance/

Linked Asset Pricing Date 1,2 1

Class (years) Return Return Underperformance

Commodity Merrill Lynch Commodity Index eXtra Brent 4-Series Index – Excess Return May-2009 2.00 28.05% 18.36% -9.69%

Commodity Gold Spot Price June-2009 2.00 28.38% 17.07% -11.31%

Equity FTSE/Xinhua China 25 Index June-2009 2.00 5.73% 11.17% 5.44%

Equity MSCI Emerging Markets Index July-2009 2.00 17.34% 19.84% 2.50%

Equity Russell 2000 Index August-2009 2.00 7.15% 13.85% 6.70%

Equity S&P 500 Index August-2009 2.00 5.71% 11.12% 5.41%

Equity Financial Select Sector Index August-2009 2.00 -7.88% -0.07% 7.81%

Equity Global Equity Index Basket August-2009 2.00 5.15% 10.06% 4.91%

Equity S&P 500 Index September-2009 2.00 4.31% 8.44% 4.13%

Commodity Rogers International Commodity Index—Excess Return September-2009 2.00 12.70% 16.93% 4.23%

Equity MSCI Emerging Markets Index October-2009 2.00 0.64% 1.27% 0.63%

Commodity Rogers International Commodity Index—Excess Return October-2009 2.00 7.98% 15.42% 7.44%

Commodity Gold Spot Price October-2009 2.00 26.16% 14.72% -11.44%

Equity Dow Jones U.S. Real Estate Index November-2009 2.00 11.28% 18.34% 7.06%

Equity Basket of FTSE/Xinhua China 25 Index and the Bovespa Index November-2009 2.00 -9.35% -4.00% 5.35%

Equity Gold Spot Price December-2009 2.10 19.83% 14.28% -5.55%

Equity S&P 500 Index December-2009 2.10 6.76% 12.14% 5.38%

Equity Rogers International Commodity Index—Excess Return December-2009 2.10 7.73% 14.90% 7.17%

Equity Dow Jones U.S. Real Estate Index January-2010 2.10 16.86% 14.95% -1.91%

Equity S&P BRIC 40 Index January-2010 2.00 1.65% 3.27% 1.62%

Equity Rogers International Commodity Index—Excess Return January-2010 2.00 11.04% 12.25% 1.21%

Equity Merrill Lynch Commodity index eXtra Brent 4-Series Index—Excess Return January-2010 2.00 23.13% 17.47% -5.66%

Equity S&P 500 Index February-2010 2.00 10.73% 10.27% -0.46%

Equity Dow Jones U.S. Real Estate Index February-2010 2.00 15.31% 17.05% 1.74%

Equity S&P BRIC 40 Index February-2010 2.00 5.56% 10.83% 5.27%

Equity S&P 500 Index March-2010 2.00 9.67% 9.78% 0.11%

Equity Brazil and China Index Basket March-2010 2.00 -3.05% 0.00% 3.05%

Equity Rogers International Commodity Index—Agriculture Excess Return March-2010 2.00 13.24% 8.45% -4.79%

Equity S&P 500 Index April-2010 2.00 6.78% 10.42% 3.64%

Equity Gold Spot Price April-2010 2.00 18.48% 9.55% -8.93%

Equity PHLX Housing Sector Index April-2010 2.00 -2.64% 0.00% 2.64%

Equity S&P 500 Index May-2010 2.00 10.82% 13.65% 2.83%

Commodity Palladium Spot Price May-2010 1.50 27.49% 26.10% -1.39%

Equity S&P 500 Index June-2010 2.00 11.30% 12.05% 0.75%

Commodity Rogers International Commodity Index—Excess Return June-2010 2.00 5.12% 10.00% 4.88%

Equity Global Equity Basket June-2010 2.00 -0.99% 0.00% 0.99%

Commodity Front Month Corn Futures Contract February-2011 0.80 -17.55% -7.55% 10.00%

See page 35 for footnotes

MARKET-LINKED INVESTMENTS

MARKET DOWNSIDE PROTECTION

Performance Summary ENHANCED INCOME

MARKET ACCESS

June 2012 ENHANCED RETURN

CAPPED LEVERAGED INDEX RETURN NOTES® (Capped LIRNs®)

PRODUCT PERFORMANCE SUMMARY

Pay a “Step Up Payment” if the linked asset is unchanged or has increased up to a pre-determined “Step Up Value.” If the linked asset increases by more than the Step Up Value, participation is on a one-to-one basis in the linked asset’s return. Downside exposure to the linked asset is on a one-to-one basis, but may be reduced by an additional buffer against a certain percentage of the losses.

Hypothetical information is not a projection of future returns.

PR ODUC T P E R F O R M A N C E

Linked Asset Term Linked Asset MLI

Linked Asset Pricing Date 4 1,2 1 MLI Outperformance/ Underperformance

Class(years) Return Return

Equity S&P 500 Index September-2009 2.00 5.26% 11.74% 6.48%

Equity S&P 500 Index October-2009 2.00 8.98% 10.72% 1.74%

Equity Russell 2000 Index October-2009 2.00 12.16% 12.69% 0.53%

Equity S&P 500 Index November-2009 2.00 4.86% 10.49% 5.63%

Equity Dow Jones STOXX 600 Index November-2009 2.00 -4.59% -4.59% 0.00%

Equity S&P 500 Index December-2009 2.00 4.63% 10.27% 5.64%

See page 35 for footnotes

See page 35 for footnotes

MARKET-LINKED STEP UP NOTES

PR ODUC T P E R F O R M A N C E ( C O N T I N U E D )

Linked Asset Term Linked Asset MLI

Linked Asset Pricing Date 4 1,2 1 MLI Outperformance/ Underperformance Class (years) Return Return

Equity S&P 500 Index January-2010 2.00 9.48% 9.48% 0.00% Equity S&P 500 Index March-2010 2.00 9.66% 9.66% 0.00% Equity S&P 500 Index April-2010 2.00 6.88% 8.47% 1.59% Equity S&P 500 Index May-2010 2.00 10.13% 10.13% 0.00% Equity S&P 500 Index June-2010 2.00 11.83% 11.83% 0.00% Equity MSCI EAFE Index June-2010 2.00 -0.56% -0.56% 0.00% Equity Pfizer, Inc August-2010 1.00 18.48% 18.48% 0.00%

PR ODUC T P E R F O R M A N C E S U M M A R Y

% OFFERINGS WHERE:

Number of Average Linked Average MLI Average MLI Outperformance/ MLI Underperforms Performance is

MLI Outperforms Linked Asset Offerings Asset Return 1,2 Return 1 Underperformance Linked Asset Equal

All Linked Asset

13 7.48% 9.14% 1.66% 0.00% 53.85% 46.15%

Classes

Equity 13 7.48% 9.14% 1.66% 0.00% 53.85% 46.15%

Commodity 0 Currency 0

MARK ET-L INKE D IN VEST M ENTS

MARKET DOWNSIDE PROTECTION

Performance Summary ENHANCED INCOME

MARKET ACCESS June 2012 ENHANCED RETURN

STRATEGIC ACCELERATED REDEMPTION SECURITIES® (STARS®)

Pay a “Call Premium” in the event that the linked asset is at or above its starting value on any of the applicable call dates. Downside exposure to the linked asset is on a one-to-one basis, but may be reduced by an additional buffer against a certain percentage of the losses.

Hypothetical information is not a projection of future returns.

PR ODUC T P E R F O R M A N C E

Linked Asset Term Linked Asset MLI MLI Outperformance/

Linked Asset Pricing Date 4 1,2 1

Class(years) Return Return Underperformance

Equity Dow Jones Eurostoxx 50 Index November-2007 2.00 -20.89% -14.81% 6.08%

Equity S&P 500 Index November-2007 2.00 -12.93% -7.37% 5.56%

Commodity Dow Jones-UBS Commodity Index November-2007 2.00 -12.73% -7.16% 5.57%

Equity Nasdaq-100 Index January-2008 2.00 -1.33% 0.00% 1.33%

Equity Nikkei 225 Index January-2008 2.00 -13.35% -7.76% 5.59%

Equity S&P 500 Index February-2008 2.00 -10.08% -4.69% 5.39%

Equity S&P 500 Index March-2008 2.00 -4.42% 0.00% 4.42%

Equity Russell 2000 Index March-2008 2.00 -1.66% 0.00% 1.66%

Equity Dow Jones Industrial Average March-2008 2.00 -6.54% -1.34% 5.20%

Equity S&P 500 Index May-2008 2.00 -8.35% -3.05% 5.30%

Equity S&P 500 Index June-2008 2.00 -9.30% -3.95% 5.35%

Equity Dow Jones Industrial Average June-2008 2.00 -8.59% -3.27% 5.32%

Equity S&P 500 Index July-2008 2.00 -6.87% -1.65% 5.22%

Equity Dow Jones Industrial Average August-2008 2.00 -6.57% -1.36% 5.21%

Commodity Dow Jones-UBS Commodity Index August-2008 2.00 -17.68% -11.81% 5.87%

Equity S&P 500 Index September-2008 2.00 -2.58% 0.00% 2.58%

Equity iShares MSCI EAFE Index September-2008 2.00 -3.33% 0.00% 3.33%

Equity S&P 500 Index October-2008 1.00 13.96% 24.10% 10.14%

See page 35 for footnotes 22

M ARK ET-L INKE D I N V E S T M E N T S

MARKET DOWNSIDE PROTECTION

Performance Summary ENHANCED INCOME

MARKET ACCESS

June 2012 ENHANCED RETURN

STRATEGIC ACCELERATED REDEMPTION SECURITIES® (STARS®)

PR ODUC T P E R F O R M A N C E ( C O N T I N U E D )

Linked Asset Term Linked Asset MLI MLI Outperformance/

Linked Asset Pricing Date 4 1,2 1

Class(years) Return Return Underperformance

Equity iShares MSCI EAFE Index October-2008 1.00 25.79% 27.80% 2.01%

Equity S&P 500 Index November-2008 1.00 27.79% 25.35% -2.44%

Equity S&P 500 Index January-2009 1.00 28.88% 18.35% -10.53%

Equity Russell MidCap Growth Index January-2009 1.00 44.32% 20.00% -24.32%

Equity S&P 500 Index February-2009 1.00 48.20% 19.10% -29.10%

Equity S&P 500 Index March-2009 1.00 44.75% 18.15% -26.60%

Commodity SPDR Gold Trust April-2009 1.00 26.97% 14.21% -12.76%

Equity S&P 500 Index May-2009 1.00 27.55% 12.50% -15.05%

Equity MSCI Brazil Index May-2009 1.00 17.14% 15.00% -2.14%

Equity S&P 500 Index May-2009 1.00 19.89% 14.00% -5.89%

Equity iShares FTSE/Xinhua 25 Index May-2009 1.00 6.77% 21.45% 14.68%

Equity S&P 500 Index June-2009 1.00 19.27% 14.27% -5.00%

Equity iShares MSCI EAFE Index June-2009 1.00 2.20% 15.80% 13.60%

Equity S&P 500 Index July-2009 1.00 15.46% 12.41% -3.05%

Equity iShares MSCI Brazil Index July-2009 1.00 24.99% 21.01% -3.98%

Equity S&P 500 Index September-2009 1.00 7.66% 11.25% 3.59%

Equity Russell 2000 Index September-2009 1.00 8.95% 13.90% 4.95%

Equity S&P 500 Index October-2009 1.00 17.57% 9.80% -7.77%

Equity Financial Select Sector SPDR December-2009 1.00 12.97% 14.30% 1.33%

Equity S&P 500 Index January-2010 0.50 1.49% 8.35% 6.86%

Equity S&P 500 Index January-2010 1.00 19.44% 7.90% -11.54%

Equity S&P 500 Index February-2010 1.00 17.87% 7.73% -10.14%

Equity S&P 500 Index February-2010 0.50 -4.83% -4.83% 0.00%

Equity S&P 500 Index March-2010 1.00 13.34% 7.00% -6.34%

Equity S&P 500 Index March-2010 0.50 -3.61% -3.61% 0.00%

Equity S&P 500 Index April-2010 0.50 -2.53% -2.53% 0.00%

Equity S&P 500 Index April-2010 1.00 12.80% 8.80% -4.00%

Commodity Front Month RBOB Gasoline Contract May-2010 0.50 8.35% 17.70% 9.35%

Equity S&P 500 Index May-2010 0.50 10.56% 7.64% -2.92%

Equity S&P 500 Index May-2010 0.50 12.34% 10.96% -1.38%

Equity S&P 500 Index June-2010 0.50 12.50% 5.62% -6.88%

Equity S&P 500 Index June-2010 0.50 15.85% 9.79% -6.06%

Equity S&P 500 Index July-2010 0.50 16.51% 8.83% -7.68%

Equity SPDR Euro STOXX 50 ETF July-2010 0.50 12.40% 6.65% -5.75%

Equity S&P 500 Index July-2010 0.50 17.22% 5.88% -11.34%

Equity S&P 500 Index August-2010 0.50 17.85% 4.60% -13.25%

Equity S&P 500 Index August-2010 0.50 27.26% 11.20% -16.06%

Equity S&P 500 Index August-2010 0.50 24.65% 6.35% -18.30%

Equity MSCI Brazil Index Fund August-2010 0.50 10.38% 9.83% -0.55%

See page 35 for footnotes

MARKET-LINKED INVESTMENTS
Performance Summary
June 2012

MARKET DOWNSIDE PROTECTION
ENHANCED INCOME
MARKET ACCESS
ENHANCED RETURN

STRATEGIC ACCELERATED REDEMPTION SECURITIES® (STARS®)

PRODUCT PERFORMANCE (CONTINUED)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)[4]	Linked Asset Return[1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	S&P 500 Index	September-2010	0.50	13.72%	9.18%	-4.54%
Equity	S&P 500 Index	September-2010	0.50	15.02%	4.88%	-10.14%
Equity	International Equity Basket	September-2010	0.50	8.28%	5.02%	-3.26%
Equity	S&P 500 Index	October-2010	0.50	13.96%	4.98%	-8.98%
Equity	S&P 500 Index	October-2010	0.50	11.48%	8.23%	-3.25%
Equity	S&P 500 Index	October-2010	0.50	12.80%	3.90%	-8.90%
Equity	S&P 500 Index	November-2010	0.50	11.18%	3.73%	-7.45%
Equity	S&P 500 Index	November-2010	0.50	12.92%	8.41%	-4.51%
Equity	International Equity Basket	November-2010	0.50	4.64%	5.37%	0.73%
Equity	S&P 500 Index	November-2010	0.50	11.48%	5.41%	-6.07%
Equity	Financial Select Sector Index	November-2010	0.50	6.31%	6.77%	0.46%
Commodity	Front Month RBOB Gasoline Contract	November-2010	1.00	8.11%	19.75%	11.64%
Equity	S&P 500 Index	December-2010	0.50	5.24%	4.90%	-0.34%
Equity	S&P 500 Index	December-2010	0.50	3.26%	4.47%	1.21%
Equity	S&P 500 Index	January-2011	0.50	4.18%	4.43%	0.25%
Commodity	Palladium Spot Price	January-2011	0.40	-3.56%	0.00%	3.56%
Equity	S&P 500 Index	January-2011	0.50	1.28%	6.05%	4.77%
Equity	S&P 500 Index	January-2011	0.50	2.92%	4.01%	1.09%
Equity	International Equity Basket	January-2011	0.50	0.45%	5.49%	5.04%
Commodity	Front Month Corn Futures Contract	February-2011	0.80	-14.15%	0.00%	14.15%
Commodity	Front Month Corn Futures Contract	February-2011	0.80	-13.67%	0.00%	13.67%
Equity	S&P 500 Index	February-2011	1.00	2.26%	7.50%	5.24%
Equity	S&P 500 Index	February-2011	0.50	-13.98%	-13.96%	0.00%
Equity	International Equity Basket	February-2011	1.00	-5.87%	-0.87%	5.00%
Equity	Russell 2000 Index	February-2011	1.00	2.80%	13.33%	10.53%
Equity	S&P 500 Index	February-2011	1.00	4.71%	8.64%	3.93%
Equity	iShares MSCI Brazil Index Fund	February-2011	1.00	-6.70%	-1.70%	5.00%
Equity	General Electric Company	March-2011	1.00	-3.21%	0.00%	3.21%
Equity	S&P 500 Index	March-2011	0.50	-7.15%	-7.15%	0.00%
Equity	SPDR S&P 500 ETF Trust and iShares Barclays 20+ Year Treasury Bond Fund	March-2011	1.00	-14.93%	-14.93%	0.00%
Equity	S&P 500 Index	March-2011	1.00	7.85%	9.12%	1.27%
Equity	Russell 2000 Index	March-2011	1.00	2.80%	13.63%	10.83%
Equity	International Equity Basket	March-2011	1.00	-7.74%	-2.74%	5.00%
Commodity	Front Month Corn Futures Contract	April-2011	0.70	-23.66%	-8.66%	15.00%
Equity	Microsoft Corporation	April-2011	0.50	3.57%	6.13%	2.56%
Equity	Apple Inc	April-2011	0.50	19.00%	8.32%	-10.68%
Commodity	Front Month Corn Futures Contract	April-2011	0.60	-22.59%	-7.59%	15.00%
Equity	S&P 500 Index	April-2011	1.00	3.96%	8.80%	4.84%
Equity	Market Vectors Russia ETF	April-2011	1.00	-24.08%	-19.08%	5.00%
Equity	S&P 500 Index	April-2011	1.00	2.75%	7.45%	4.70%
Commodity	SPDR Gold Trust vs. PowerShares DB U.S. Dollar Index Bullish Fund	April-2011	0.50	7.91%	6.00%	-1.91%
Equity	S&P 500 Index	April-2011	0.50	-8.98%	-8.98%	0.00%

See page 35 for footnotes

24

See page 35 for footnotes

STRATEGIC ACCELERATED REDEMPTION SECURITIES® (STARS®)

PRODUCT P E R F O R M A N C E ( C O N T I N U E D )

Linked Asset Term Linked Asset MLI MLI Outperformance/ Linked Asset Pricing Date 4 1,2 1 Class (years) Return Return Underperformance

Equity SPDR S&P 500 ETF Trust and iShares Barclays 20+ Year Treasury Bond Fund April-2011 1.00 -22.60% -22.60% 0.00% Equity JPMorgan Chase & Co April-2011 1.00 -5.90% -0.90% 5.00% Equity International Equity Basket April-2011 1.00 -15.39% -10.39% 5.00% Equity S&P 500 Index May-2011 0.80 0.23% 6.46% 6.23% Equity The Boeing Company May-2011 1.00 -7.53% -2.53% 5.00% Equity Cisco Systems, Inc May-2011 0.50 10.63% 6.80% -3.83% Commodity Front Month Corn Futures Contract May-2011 0.30 -14.05% 0.00% 14.05% Equity S&P 500 Index May-2011 0.70 2.75% 6.26% 3.51% Equity International Equity Basket May-2011 1.00 -19.23% -14.23% 5.00% Equity SPDR S&P 500 ETF Trust and IShares Barclays 20+ Year Treasury Bond Fund May-2011 1.00 -26.95% -26.95% 0.00% Equity iShares MSCI Brazil Index Fund May-2011 1.00 -27.65% -22.65% 5.00% Equity S&P 500 Index June-2011 0.50 -3.62% -3.62% 0.00% Commodity Palladium Spot Price June-2011 0.40 -14.42% -14.42% 0.00% Equity S&P 500 Index June-2011 0.80 10.05% 7.31% -2.74% Equity S&P 500 Index July-2011 0.50 1.13% 7.41% 6.28% Equity S&P 500 Index July-2011 0.50 1.07% 4.80% 3.73% Equity S&P 500 Index August-2011 0.50 14.50% 6.10% -8.40% Equity International Equity Basket August-2011 0.50 9.13% 9.50% 0.37% Equity S&P 500 Index August-2011 0.50 17.42% 5.90% -11.52% Equity iShares MSCI Brazil Index Fund August-2011 0,50 13.28% 10.90% -2.38% Equity S&P 500 Index August-2011 0.50 12.31% 6.75% -5.56% Equity Russell 2000 Index August-2011 0.50 13.07% 8.94% -4.13% Equity Energy Select Sector Index September-2011 0.50 13.30% 12.80% -0.50% Equity S&P 500 Index September-2011 0.50 21.01% 12.51% -8.50% Equity S&P 500 Index September-2011 0.50 21.73% 8.93% -12.80% Equity S&P 500 Index October-2011 0.50 14.53% 9.73% -4.80% Equity S&P 500 Index October-2011 0.50 6.80% 5.00% -1.80% Equity Apple Inc November-2011 0.50 42.99% 10.01% -32.98% Equity S&P 500 Index November-2011 0.50 10.82% 9.93% -0.89%

P R O D U C T P E R F O R M A N C E S U M M A R Y

% OFFERINGS WHERE:

Number of Average Linked Average MLI Average MLI Outperformance/ MLI Underperforms Performance is

MLI Outperforms Linked Asset Offerings Asset Return 1,2 Return 1 Underperformance Linked Asset Equal

All Linked Asset

128 5.06% 4.41% -0.65% 42.19% 8.59% 49.22%

Classes

Equity 115 6.37% 4.84% -1.54% 45.22% 8.70% 46.09%

Commodity 13 -6.55% 0.62% 7.17% 15.38% 7.69% 76.92% Currency 0

MARK ET-L INKE D IN VEST M ENTS

MARKET DOWNSIDE PROTECTION

Performance Summary ENHANCED INCOME

MARKET ACCESS June 2012 ENHANCED RETURN

BEAR STRATEGIC ACCELERATED REDEMPTION SECURITIES® (Bear STARS®)

Pay a “Call Premium” in the event that the linked asset is at or below its starting value on any of the applicable call dates. Negative returns on the Bear STARS are on a one-to-one basis based on any increase of the linked asset.

See page 35 for footnotes

Provide upside exposure to a linked asset while protecting against all, or in some cases, most, of the linked asset’s declines. Generally, but not always, upside exposure to the linked asset is subject to a cap.

Hypothetical information is not a projection of future returns.

PR ODUC T P E R F O R M A N C E

Linked Asset Linked Asset Pricing Date Term Linked Asset MLI Return1 MLI Outperformance / Underperformance

Class(years) Return 1,2

Equity Top Ten Yield Index August-1996 10.00 6.43% 6.43% 0.00%

Equity S&P 500 Index and CPI September-1997 10.00 3.24% 5.30% 2.06%

Equity Nikkei 225 Index December-1998 6.80 -1.40% 0.00% 1.40%

Equity Energy Select Sector SPDR February-1999 7.00 12.77% 11.83% -0.94%

Equity S&P 500 Index March-1999 7.00 0.47% 0.00% -0.47%

Equity Consumer Staples Select Sector SPDR Fund April-1999 7.00 -2.28% 0.00% 2.28%

Equity Major 11 International Index May-1999 7.00 0.47% 0.00% -0.47%

Equity Select Sector SPDR Fund Growth Portfolio Index May-1999 7.00 0.98% 0.00% -0.98%

Equity Dow Jones Industrial Average June-1999 7.00 0.37% 0.00% -0.37%

Equity Russell 2000 Index July-1999 7.00 5.68% 3.23% -2.45%

Equity Nikkei 225 Index July-1999 7.00 -2.23% 0.00% 2.23%

Equity S&P 500 Index July-1999 7.00 -0.76% 0.00% 0.76%

Equity Nikkei 225 Index September-1999 3.00 -19.19% 0.00% 19.19%

Equity Energy Select Sector SPDR September-1999 7.00 8.61% 7.27% -1.34%

Equity Global Equity Index Basket December-1999 5.00 -6.92% 0.00% 6.92%

Equity Internet HOLDRs February-2000 7.00 -13.43% 0.00% 13.43%

Equity Nikkei 225 Index March-2000 7.00 -2.24% 0.00% 2.24%

Equity S&P 500 Index June-2000 7.00 0.49% 0.00% -0.49%

See page 35 for footnotes

M ARK ET-L INKE D I N V E S T M E N T S

MARKET DOWNSIDE PROTECTION

Performance Summary ENHANCED INCOME

MARKET ACCESS

June 2012 ENHANCED RETURN

MARKET INDEX TARGET–TERM SECURITIES® (MITTS®)

PR ODUC T P E R F O R M A N C E ( C O N T I N U E D )

Linked Asset Linked Asset Pricing Date Term Linked Asset MLI Return1 MLI Outperformance / Underperformance

Class(years) Return 1,2

Equity Biotech HOLDRs August-2000 7.00 0.86% 0.86% 0.00%

Equity Nasdaq-100 Index August-2000 7.00 -7.95% 0.00% 7.95%

Equity Broadband HOLDRs September-2000 7.00 -21.74% 0.00% 21.74%

Equity Semiconductor HOLDRs October-2000 7.00 -7.88% 0.00% 7.88%

Equity S&P 500 Index November-2000 7.00 0.77% 0.00% -0.77%

Equity Nikkei 225 Index April-2001 6.20 4.63% 4.63% 0.00%

Equity S&P 500 Index August-2001 7.00 1.36% 0.00% -1.36%

Equity Dow Jones Industrial Average September-2001 7.00 3.50% 1.20% -2.30%

Equity Dow Jones Industrial Average January-2002 7.00 -2.22% 0.00% 2.22%

Equity Russell 2000 Index March-2002 7.00 -2.43% 0.00% 2.43%

Equity Nikkei 225 Index March-2002 7.00 -4.40% 0.00% 4.40%

Equity S&P 500 Index April-2002 7.00 -3.15% 0.00% 3.15%

Equity AMEX Biotechnology Index April-2002 3.50 9.28% 6.83% -2.45%

Equity AMEX Defense Index May-2002 3.40 11.65% 6.78% -4.87%

Equity S&P 500 Index June-2002 7.00 -1.06% 0.00% 1.06%

Equity Dow Jones Industrial Average August-2002 7.00 1.13% 0.00% -1.13%

Equity S&P 500 Index August-2002 7.00 1.54% 0.00% -1.54%

Currency Currency Exchange Rate September-2002 3.00 8.32% 6.27% -2.05%

Currency Currency Basket April-2003 1.00 5.06% 11.20% 6.14%

Currency Currency Basket May-2003 2.00 8.02% 9.73% 1.71%

Equity S&P 500 Index May-2003 7.00 1.88% 0.00% -1.88%

Currency Currency Basket July-2003 1.00 0.72% -0.80% -1.52%

Equity S&P 500 Index August-2003 5.00 5.17% 2.42% -2.75%

Currency Currency Basket September-2003 2.00 2.88% 1.29% -1.59%

Equity Nikkei 225 Index September-2003 7.00 -1.35% 0.00% 1.35%

Currency Currency Basket October-2003 1.00 1.20% -0.50% -1.70%

Equity S&P 500 Index December-2003 7.00 1.75% 0.00% -1.75%

Equity Nikkei 225 Index December-2003 7.30 0.24% 0.26% 0.02%

Currency Currency Exchange Rate December-2003 1.50 3.27% 2.12% -1.15%

Equity Dow Jones Industrial Average December-2003 7.00 1.55% 0.71% -0.84%

Currency Currency Exchange Rate February-2004 1.50 -3.59% -2.68% 0.91%

Equity Dow Jones Industrial Average February-2004 7.10 1.71% 1.40% -0.31%

Commodity Brent Crude March-2004 3.00 22.54% 33.85% 11.31%

Currency Currency Basket April-2004 1.00 1.17% -0.80% -1.97%

Equity Global Equity Basket May-2004 7.80 -0.01% -0.39% -0.38%

Currency Currency Basket May-2004 1.00 7.90% 5.70% -2.20%

Currency Currency Exchange Rate June-2004 3.00 3.78% 4.03% 0.25%

Currency Currency Exchange Rate June-2004 2.00 1.60% 0.29% -1.31%

Commodity Gold Spot Price July-2004 4.00 24.25% 19.03% -5.22%

Currency Currency Basket July-2004 1.00 4.54% 2.90% -1.64%

Equity S&P 500 Index August-2004 7.00 0.70% 0.00% -0.70%

Currency Currency Basket October-2004 2.30 3.55% 3.55% 0.00%

See page 35 for footnotes

M ARK ET-L INKE D I N V E S T M E N T S

MARKET DOWNSIDE PROTECTION

Performance Summary ENHANCED INCOME

MARKET ACCESS

June 2012 ENHANCED RETURN

MARKET INDEX TARGET–TERM SECURITIES® (MITTS®)

PR ODUC T P E R F O R M A N C E ( C O N T I N U E D )

Linked Asset Term Linked Asset 1

Linked Asset Pricing Date 1,2 MLI Return MLI Outperformance / Underperformance

Class(years) Return

Currency Currency Basket October-2004 1.20 0.15% -1.92% -2.07%

Currency Currency Exchange Rate November-2004 1.20 -6.29% -2.51% 3.78%

Equity Nikkei 225 Index November-2004 5.20 -0.04% -0.58% -0.54%

Currency Currency Basket December-2004 3.10 2.99% 2.99% 0.00%

Currency Currency Basket January-2005 1.50 5.12% 3.16% -1.96%

Currency Currency Basket February-2005 2.00 -1.15% -1.51% -0.36%

Currency Currency Basket March-2005 1.00 -1.72% 0.00% 1.72%

Equity Philadelphia Housing Index March-2005 4.20 12.53% 12.79% 0.26%

Currency Currency Basket May-2005 1.50 0.07% 0.07% 0.00%

Equity S&P 500 Index May-2005 5.00 -1.84% 0.00% 1.84%

Currency Currency Basket June-2005 1.00 0.51% -2.06% -2.57%

Currency Currency Basket June-2005 1.00 -9.86% -3.00% 6.86%

Currency Currency Basket November-2005 1.50 3.79% 3.94% 0.15%

Equity Nikkei 225 Index December-2005 3.50 -12.30% 0.00% 12.30%

Currency Currency Exchange Rate December-2005 1.20 3.42% 8.96% 5.54%

Commodity Dow Jones-UBS ExEnergy Sub-Index December-2005 2.50 17.32% 18.37% 1.05%

Currency Currency Exchange Rate February-2006 1.00 6.73% 9.00% 2.27%

Commodity Crude Oil February-2006 5.00 5.58% 6.88% 1.30%

Commodity Dow Jones-UBS Agriculture Sub-Index February-2006 2.50 12.64% 12.87% 0.23%

Currency Currency Exchange Rate February-2006 1.00 -4.53% 0.00% 4.53%

Currency Currency Basket March-2006 1.00 6.23% 6.50% 0.27%

Currency Currency Basket March-2006 2.00 6.99% 12.34% 5.35%

Commodity Dow Jones-UBS Commodity Index May-2006 3.50 -7.77% 0.00% 7.77%

Equity Asian Equity Index Basket June-2006 3.50 -1.88% 0.00% 1.88%

Currency Currency Exchange Rate June-2006 2.00 7.01% 7.01% 0.00%

Currency Currency Exchange Rate June-2006 2.00 -8.16% -1.51% 6.65%

Equity Global Equity Index Basket August-2006 3.50 -6.98% 0.00% 6.98%

Currency Currency Exchange Rate August-2006 0.50 -4.73% 0.00% 4.73%

Currency Currency Basket August-2006 2.00 4.59% 4.59% 0.00%

Currency Currency Exchange Rate August-2006 0.50 -3.44% 0.00% 3.44%

Equity Nikkei 225 Index September-2006 3.50 -10.19% 0.00% 10.19%

Currency Currency Basket November-2006 1.00 7.11% 9.77% 2.66%

Currency Currency Basket December-2006 1.10 7.06% 1.98% -5.08%

Equity Dow Jones Eurostoxx 50 Index December-2006 3.50 -10.98% 0.00% 10.98%

Currency Currency Basket January-2007 1.00 10.81% 12.54% 1.73%

Currency Currency Basket March-2007 1.50 3.60% 7.69% 4.09%

Currency Currency Exchange Rate March-2007 1.00 10.14% 16.93% 6.79%

Equity Global Equity Index Basket March-2007 3.40 -12.65% 0.00% 12.65%

Currency Currency Exchange Rate March-2007 1.20 1.16% 6.11% 4.95%

Currency Currency Basket May-2007 1.10 9.08% 22.53% 13.45%

Equity Greater China Equity Index Basket May-2007 5.00 0.57% 0.59% 0.02%

Equity Global Equity Index Basket May-2007 3.50 -10.96% 0.00% 10.96%

See page 35 for footnotes

M ARK ET-L INKE D I N V E S T M E N T S

MARKET DOWNSIDE PROTECTION

Performance Summary ENHANCED INCOME

MARKET ACCESS

June 2012 ENHANCED RETURN

MARKET INDEX TARGET–TERM SECURITIES® (MITTS®)

PR ODUC T P E R F O R M A N C E ( C O N T I N U E D )

Linked Asset Linked Asset Pricing Date Term Linked Asset MLI Return1 MLI Outperformance / Underperformance

Class(years) Return 1,2

Currency Currency Exchange Rate May-2007 1.30 -0.34% 0.00% 0.34%

Equity Nikkei 225 Index June-2007 3.50 -14.55% 0.00% 14.55%

Commodity Dow Jones-UBS Commodity Index June-2007 3.50 -1.37% 0.00% 1.37%

Currency Currency Basket August-2007 1.50 -8.01% 0.00% 8.01%

Equity Global Equity Index Basket August-2007 3.90 -8.36% 0.00% 8.36%

Currency Currency Basket August-2007 1.00 6.33% 8.03% 1.70%

Equity Global Equity Index Basket August-2007 3.90 -12.58% 0.00% 12.58%

Currency Currency Basket September-2007 2.00 -3.22% 0.00% 3.22%

Currency Currency Basket October-2007 2.00 -3.84% 0.00% 3.84%

Currency Currency Basket October-2007 1.50 -12.60% 0.00% 12.60%

Currency Currency Basket November-2007 2.30 0.61% 0.64% 0.03%

Currency Currency Basket January-2008 1.10 -17.47% 0.00% 17.47%

Currency Currency Basket February-2008 1.30 -11.06% 0.00% 11.06%

Currency Currency Basket February-2008 1.50 -10.60% 0.00% 10.60%

Currency Currency Exchange Rate March-2008 1.50 -9.31% 0.00% 9.31%

Equity S&P 500 Index April-2008 1.00 -38.30% 0.00% 38.30%

Currency Currency Basket April-2008 2.00 5.10% 10.05% 4.95%

Currency Currency Exchange Rate April-2008 1.50 -12.55% 0.00% 12.55%

Currency Currency Exchange Rate June-2008 2.60 6.71% 9.63% 2.92%

Currency Currency Basket June-2008 1.60 -6.66% 0.00% 6.66%

Equity S&P 500 Index June-2008 1.00 -30.18% 0.00% 30.18%

Currency Currency Basket June-2008 1.60 -8.86% 0.00% 8.86%

Currency Currency Basket June-2008 1.60 -5.15% 0.00% 5.15%

Currency Currency Basket July-2008 1.50 -8.04% 0.00% 8.04%

Equity S&P 500 Index July-2008 1.00 -20.67% 0.00% 20.67%

Currency Currency Exchange Rate July-2008 1.50 6.47% 8.36% 1.89%

Currency Currency Exchange Rate July-2008 1.00 -25.59% -5.00% 20.59%

Currency Currency Exchange Rate August-2008 1.50 -7.94% 0.00% 7.94%

Currency Currency Basket August-2008 2.00 3.09% 4.38% 1.29%

Currency Currency Basket August-2008 1.50 -3.46% 0.00% 3.46%

Equity Global Equity Index Basket September-2008 2.00 -8.46% 0.00% 8.46%

Equity S&P 500 Index September-2008 1.00 -12.29% 0.00% 12.29%

Currency Currency Basket September-2008 2.10 0.15% 12.47% 12.32%

Currency Currency Exchange Rate October-2008 2.00 -4.58% 0.00% 4.58%

Currency Currency Basket October-2008 2.00 3.24% 12.36% 9.12%

N/A Equity, Fixed Income, & Commodity Baskets October-2008 3.50 7.27% 7.27% 0.00%

Currency Currency Exchange Rate November-2008 1.00 -15.72% 0.00% 15.72%

Currency Currency Basket May-2009 2.00 6.76% 10.23% 3.47%

Currency Currency Basket June-2009 2.00 7.37% 9.17% 1.80%

Currency Currency Basket June-2009 3.00 -1.61% 0.00% 1.61%

Currency Currency Basket July-2009 2.00 6.52% 7.70% 1.18%

Currency Currency Basket August-2009 2.00 4.92% 7.94% 3.02%

See page 35 for footnotes

MARKET-LINKED INVESTMENTS

Performance Summary
June 2012

MARKET DOWNSIDE PROTECTION
ENHANCED INCOME
MARKET ACCESS
ENHANCED RETURN

MARKET INDEX TARGET-TERM SECURITIES® (MITTS®)

PRODUCT PERFORMANCE (CONTINUED)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance / Underperformance
Currency	Currency Basket	September-2009	2.00	9.60%	17.14%	7.54%
Currency	Currency Basket	September-2009	2.00	0.31%	6.65%	6.34%
Currency	Currency Basket	October-2009	2.00	0.19%	5.48%	5.29%
Currency	Currency Basket	October-2009	2.00	-1.18%	-1.18%	0.00%
Currency	Currency Basket	November-2009	2.00	-3.07%	-2.53%	0.54%
Currency	Currency Basket	December-2009	2.00	-1.02%	-1.02%	0.00%
Currency	Currency Exchange Rate	January-2010	2.00	3.55%	4.42%	0.87%
Currency	Currency Basket	January-2010	2.10	0.84%	1.35%	0.51%
Currency	Currency Basket	February-2010	2.00	0.69%	1.03%	0.34%
Currency	Emerging Market Currency Basket vs. the Euro	March-2010	2.00	-0.59%	-0.59%	0.00%
Currency	Emerging Market Currency Basket vs. the Euro	April-2010	2.00	-1.57%	-1.57%	0.00%
Currency	Currency Exchange Rate	May-2010	2.10	-5.96%	-2.41%	3.55%
Currency	Currency Exchange Rate	May-2010	2.00	-7.26%	-5.13%	2.13%
Currency	Currency Basket	June-2010	2.00	-3.40%	-3.40%	0.00%

PRODUCT PERFORMANCE SUMMARY

					% OFFERINGS WHERE:		
	Number of Offerings	Average Linked Asset Return [1,2]	Average MLI Return[1]	Average MLI Outperformance/ Underperformance	MLI Underperforms Linked Asset	Performance is Equal	MLI Outperforms Linked Asset
All Linked Asset Classes	158	-0.99%	2.85%	3.84%	24.05%	8.86%	67.09%
Equity	63	-3.39%	1.14%	4.53%	36.51%	4.76%	58.73%
Commodity	7	10.46%	13.00%	2.54%	14.29%	0.00%	85.71%
Currency	87	-0.27%	3.22%	3.49%	16.09%	11.49%	72.41%

See page 35 for footnotes

31

Pay quarterly interest payments plus an additional “STEP Payment” if the linked asset exceeds a predetermined “STEP Level”. Downside exposure to the linked asset is on a one-to-one basis, but may be reduced by an additional buffer against a certain percentage of the losses.

PR ODUC T P E R F O R M A N C E

Linked Asset Term Linked Asset MLI MLI Outperformance/

Linked Asset Pricing Date 1,2 1

Class(years) Return Return Underperformance

Equity Qualcomm Inc May-2008 1.00 -6.74% 8.10% 14.84%

Equity Apple Inc June-2008 1.00 -25.42% -3.32% 22.10%

Equity Freeport-McMoRan Copper & Gold Inc June-2008 1.00 -61.48% -39.62% 21.86%

Equity Monsanto Company July-2008 1.00 -30.92% -8.71% 22.21%

Equity Google Inc May-2009 1.00 17.94% 15.15% -2.79%

Equity Qualcomm Inc June-2009 1.00 -29.95% -19.95% 10.00%

Equity JPMorgan Chase & Co August-2009 1.00 -12.12% 2.87% 14.99%

Equity Apple Inc August-2009 1.00 50.63% 19.08% -31.55%

Equity Goldman Sachs Group, Inc September-2009 1.00 -18.36% -8.36% 10.00%

Equity Intel Corp September-2009 1.00 -1.48% 8.52% 10.00%

Equity Deere & Company October-2009 1.00 65.91% 15.20% -50.71%

Equity Microsoft Corp November-2009 1.00 -15.33% -7.33% 8.00%

Equity Caterpillar Inc November-2009 1.00 51.25% 15.42% -35.83%

Equity Union Paci?c Corp December-2009 1.00 42.50% 14.20% -28.30%

Equity Boeing Inc January-2010 1.00 16.31% 14.45% -1.86%

Equity Apple Inc February-2010 1.00 72.36% 14.81% -57.55%

Equity Goldman Sachs Group, Inc February-2010 1.00 5.93% 8.50% 2.57%

Equity Ford Motor Company February-2010 1.00 31.67% 11.20% -20.47%

Equity Freeport-McMoRan Copper & Gold Inc March-2010 1.00 32.52% 12.71% -19.81%

Equity Ford Motor Company March-2010 1.00 8.60% 9.00% 0.40%

Equity Schlumberger Limited April-2010 1.00 30.20% 13.15% -17.05%

Equity Research In Motion Limited April-2010 1.00 -35.57% -25.57% 10.00%

Equity JPMorgan Chase & Co April-2010 1.00 4.88% 8.00% 3.12%

Equity United States Steel Corporation May-2010 1.00 -20.94% -3.43% 17.51%

Equity Caterpillar Inc May-2010 1.00 64.18% 17.81% -46.37%

Equity Lennar Corporation June-2010 1.00 14.79% 20.75% 5.96%

Equity Citigroup Inc June-2010 1.00 9.29% 11.00% 1.71%

Equity General Electric Company June-2010 1.00 24.00% 11.40% -12.60%

Equity Corning Incorporated July-2010 1.00 -2.63% 6.37% 9.00%

Equity Dell Inc July-2010 1.00 13.83% 12.34% -1.49%

Equity Apple Inc September-2010 1.00 47.98% 12.12% -35.86%

Equity International Paper Company September-2010 1.00 10.87% 13.88% 3.01%

Equity Boeing Inc October-2010 1.00 -10.81% 2.19% 13.00%

Equity Cisco Systems, Inc October-2010 1.00 -19.13% -11.13% 8.00%

Equity Amazon.com, Inc November-2010 1.00 15.12% 11.87% -3.25%

Equity Microsoft Corp December-2010 1.00 -5.68% 1.82% 7.50%

Equity Macy's, Inc December-2010 1.10 22.81% 9.86% -12.95%

Equity American Depositary Receipts of Petróleo Brasileiro, S.A. January-2011 1.00 -21.09% -9.59% 11.50%

See page 35 for footnotes

See page 35 for footnotes

STEP INCOME SECURITIES® (STEPS®)

P R O D U C T P E R F O R M A N C E ( C O N T I N U E D )

Linked Asset Term Linked Asset MLI MLI Outperformance/ Linked Asset Pricing Date 1,2 1 Class (years) Return Return Underperformance

Equity First Solar, Inc January-2011 1.00 -72.73% -59.73% 13.00% Equity Adobe Systems, Inc February-2011 1.00 -2.11% 5.39% 7.50% Equity Apple Inc February-2011 1.00 59.44% 15.78% -43.66% Equity International Paper Company February-2011 1.00 29.57% 14.33% -15.24% Equity Ford Motor Company March-2011 1.00 -11.40% -1.65% 9.75% Equity Corning, Inc March-2011 1.00 -33.58% -25.08% 8.50% Equity Ford Motor Company April-2011 1.00 -22.85% -13.60% 9.25% Equity Seagate Technology PLC April-2011 1.00 72.21% 18.53% -53.68% Equity Schlumberger Limited May-2011 1.00 -22.87% -14.37% 8.50% Equity NVIDIA Corporation May-2011 1.00 -32.68% -19.68% 13.00% Equity Haliburton Company May-2011 1.00 -41.30% -28.80% 12.50% Equity Goodyear Tire & Rubber Company June-2011 1.00 -32.30% -17.78% 14.52% Equity Caterpillar Inc June-2011 1.00 -11.81% -3.31% 8.50%

PR ODUC T P E R F O R M A N C E S U M M A R Y

% OFFERINGS WHERE:

Number of Average Linked Average MLI Average MLI Outperformance/ MLI Underperforms Performance is

MLI Outperforms Linked Asset Offerings Asset Return 1,2 Return 1 Underperformance Linked Asset Equal

All Linked Asset

51 4.19% 1.07% -3.11% 37.25% 0.00% 62.75% Classes Equity 51 4.19% 1.07% -3.11% 37.25% 0.00% 62.75% Commodity 0 — — — — — —Currency 0

Risk Factors

The actual performance of any MLI that you may purchase is likely to vary, perhaps signi? cantly, from the historical results illustrated in this document. This is due to a variety of factors, including:

?????Historical performance of the Linked Assets for MLIs that Merrill Lynch has previously offered is not indicative of the future performance.

????MLIs that you purchase may have different economic terms, terms to maturity and other differing features.

????As a holder of the MLIs, you will be subject to the credit risk of the applicable issuer, and may receive little or no payment on your MLIs if the issuer becomes insolvent during the term of the MLI.

?????As a holder of the MLIs, you will be subject to applicable tax laws, which may change in the future, and which may reduce your returns. You should evaluate the credit risk of the issuer of the applicable MLI.

Investors in MLIs are subject to a variety of risks relating to the terms of the relevant investment. You should review the applicable offering documents for a more complete description of these risks. These risks include, among others:

?????Investors may not earn a return on their investment, and any return may be less than the return on an investment in the relevant Linked Asset.

????Depending on the terms of your MLI, the amount owed to you at maturity may be less than the principal amount.

????The return on your MLI may be lower than that of other debt securities issued by the same issuer with a comparable maturity, and may not be sufficient to compensate you for other factors, such as inflation, that affect the time value of money.

?????The return on your MLI may be limited by a cap, and will not reflect the return on a direct investment in the asset or the components included in the Linked Asset.

?????A trading market for MLIs is not expected to develop, and the secondary market price investors may receive or be quoted for their MLIs prior to the maturity date will be affected by this and other important factors. The price paid for the MLIs in secondary market transactions may be lower than the original offering price.

?????Many factors will affect the trading value of the MLIs; these factors interrelate in complex ways and the effect of one factor may offset or magnify the effect of another factor.

?????Purchases or sales of the Linked Asset or its components by the issuer, Merrill Lynch and their respective affiliates may affect the return.

?????Potential conflicts of interest between the issuer, Merrill Lynch and their respective affiliates, on the one hand, and investors in the MLIs, on the other hand, could arise.

IMPORTANT NOTICE: Bank of America Corporation (“BAC”) has filed a registration statement (including product supplements, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) for the potential offerings to which this communication relates. Before investing, you should carefully read these and other documents that BAC has filed with the SEC for more complete information about BAC and these offerings. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, BAC, any agent or any dealer participating in the offerings will arrange to send you any applicable product supplement, the prospectus supplement, the prospectus, and other documents relating to any of these offerings if you so request by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-866-500-5408.

This Performance Summary references indices that are sponsored and calculated by third parties. None of such third parties have any responsibility or liability in connection with MLIs. Any trademarks or servicemarks contained herein relating to those indices are the property of their respective owners.

This Performance Summary is intended for informational purposes only and is not intended to provide the basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. This Performance Summary should not be considered an indication of likely or possible future returns on MLIs.

Footnotes:

Returns are calculated on an annualized basis where the term is greater than one year, and returns are not annualized when the term is one year or less.

The Linked Asset Returns do not include dividends paid on the Linked Asset. Such dividends would increase the return on the Linked Asset, and decrease any outperformance. In some cases, the inclusion of dividends in the return on a Linked Asset would cause it to outperform the MLI, and not to underperform the MLI.

In instances where the MLI reflects a bearish strategy, the Strategy Return is assumed to reflect a bearish position in the Linked Asset.

Where the note was automatically redeemed prior to maturity, the term set forth in this column gives effect to the redemption.

©2012 Bank of America Corporation. All rights reserved.

MARKET-LINKED INVESTMENTS

Performance Summary

June 2012